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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-1 of our report dated February 29, 2000, relating to the financial statements of Hydrogenics Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Toronto, Canada
October 23, 2000